Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Communications Corporation to Hold Special Meeting of Shareholders

Boca Raton, Florida, December 9, 2016

SBA Communications Corporation (NASDAQ: SBAC) (“SBA”) announced today that it has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement/prospectus for a special meeting of its shareholders for the purpose of its shareholders considering and voting on a proposal to approve the Agreement and Plan of Merger, dated November 10, 2016 (“Merger Agreement”), between SBA and its wholly owned subsidiary, SBA Communications REIT Corporation (“SBA REIT”). Pursuant to the terms of the Merger Agreement, SBA will merge with and into SBA REIT (“Merger”), with SBA REIT continuing as the surviving entity of the Merger. As previously disclosed, SBA’s Board of Directors authorized SBA to take all necessary steps for it to be subject to tax as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with SBA’s taxable year ending December 31, 2016, and SBA proposes to complete the Merger to ensure the effective adoption of certain charter provisions that implement standard REIT-related ownership limitations and transfer restrictions related to its capital stock.

Holders of SBA Class A common stock as of the close of business on Friday, December 2, 2016 will be entitled to notice of the special meeting and to vote at the special meeting. The meeting will be held on Thursday, January 12, 2017 at 2:00 p.m., local time, at SBA’s corporate office located at 8051 Congress Avenue, Boca Raton, Florida 33487. The proxy statement relating to the special meeting is expected to be mailed to shareholders of record on or about December 9, 2016.

Any shareholder questions about the Merger, including how to vote shares of SBA Class A common stock, should be directed to SBA’s proxy solicitor, Morrow Sodali LLC, at (800) 662-5200 (for shareholders) or (203) 658-9400 (for banks and brokers).

About SBA Communications Corporation

SBA Communications Corporation is a first choice provider and leading owner and operator of wireless communications infrastructure in North, Central and South America. By “Building Better Wireless”, SBA generates revenue from two primary businesses—site leasing and site development services. SBA’s primary focus is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts.

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding SBA’s plans regarding (i) the proposed Merger, (ii) the special meeting of SBA’s shareholders, including the timing of the meeting and the distribution of proxy materials relating thereto, (iii) the effects of the adoption of certain charter provisions, and (iv) its intention to elect REIT status and the timing and effect of that election. These forward-looking statements may be affected by the risks and uncertainties in SBA’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in SBA’s SEC filings, including SBA’s annual report on Form 10-K filed with the SEC on February 26, 2016, SBA’s second quarter Form 10-Q filed with the SEC on August 9, 2016, and SBA’s third quarter Form 10-Q filed on November 9, 2016.

SBA wishes to caution readers that certain important factors may have affected and could in the future affect SBA’s actual results and could cause SBA’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of SBA, including, but not limited to (1) that REIT qualification involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended, as well as various factual determinations not entirely within SBA’s control and that SBA may fail to qualify as a REIT for the taxable year ending December 31, 2016, and, even if SBA does qualify as a REIT, it may be unable to maintain that qualification, (2) whether the proposed REIT-related ownership and transfer restrictions will be adopted, (3) changes in legislation, the Treasury regulations, or Internal Revenue Service interpretations that could adversely impact SBA’s ability to elect to be taxed as a REIT or the benefits of being a REIT, and (4) the ability of SBA to realize the anticipated advantages and benefits of electing REIT status, including a potential reduction in cost of capital and the ability to expand its shareholder base. While SBA currently intends to elect to be taxed as a REIT commencing with its taxable year ending December 31, 2016, SBA reserves the right to cancel or defer the REIT election or the Merger if the SBA Board of Directors determines that the REIT election or the Merger is no longer in the best interests of SBA and its shareholders.

Additional Information

SBA REIT has filed with the SEC a registration statement on Form S-4 containing a proxy statement of SBA and a prospectus of SBA REIT with respect to the proposed Merger. The registration statement became effective on December 5, 2016. SBA has filed with the SEC a notice of a special meeting and a definitive proxy statement/prospectus, which are expected to be mailed to holders of shares of SBA Class A common stock as of the record date on or about December 9, 2016. INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You will be able to obtain documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by SBA free of charge by contacting Investor Relations, SBA Communications Corporation, 8051 Congress Avenue, Boca Raton, FL 33487, (800) 487-7483, or you may visit the investor relations section of our website at http://ir.sbasite.com for copies of any such document.

SBA, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from SBA’s shareholders. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies will be included in any related proxy statement. Information about directors and executive officers of SBA and their ownership of SBA stock is set forth in the proxy statement for SBA’s 2016 Annual Meeting of Shareholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

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Contacts:

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Corporate Communications

561-226-9431

Source: SBA Communications Corporation